Exhibit 10.2

BUSINESS LEASE AGREEMENT

FLORIDA PRECISION AEROSPACE, INC

821 N.W. 57th Place, Ft. Lauderdale, Florida

This Business Lease Agreement (hereinafter referred to as “Lease”) dated this December, 14, 2018, is by and between BAUMWALD HOLDINGS, LLC (hereinafter referred to as “Landlord/Manager”) FLORIDA PRECISION AEROSPACE, INC. (hereinafter referred to as “Tenant”). This business lease agreement supersedes and replaces all previous leases and amendments.

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

1. The Landlord does this day lease unto said Tenant and said Tenant does herein lease from the Landlord, that certain space identified as 821/823 N.W. 57th Place, Fort Lauderdale, Florida 33309, containing approximately 8,966 square feet situated in Broward County, Florida, and including all of the area adjacent to the demised property, to be used and occupied by the Tenant for the purpose of manufacturing environmental products and for any other legal use, for the term of three years subject and conditioned on the provisions of this Lease beginning November 1, 2018 ending on October 31, 2021. payable as follows:

A. $4,838.76 per month from November 1, 2018 to October 31, 2021

                2. The above and foregoing amount is for base rent only, and does not include the Tenant’s pro-rata share of insurance costs, ad valorem real estate property taxes, personal property taxes, sales tax, common area maintenance, etc. These monies shall be considered Additional Rent.

3. The monthly base rent, as set forth above, shall be payable in equal monthly installments in advance on the first day of each full calendar month during

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said three (3) year term, unless as otherwise set forth in this Business Lease

4. Tenant shall pay in each tax year during the term, as additional rental monies, a proportionate share of all amounts payable by Landlord with respect to real estate taxes, ad valorem taxes and assessments, general and special, or any other tax imposed upon or levied against real estate, or upon owners of real estate, extraordinary as well as ordinary, foreseeable and unforeseeable, including taxes imposed on leasehold improvements which are assessed against Landlord, payable with respect to or allocable to the entire premises in question, together with the reasonable cost (including fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment above being collectively referred to herein as “taxes”. Tenant’s proportionate share of real estate taxes is agreed by the parties to be 37.82% of the gross amount. For the tax year in which the term commences or terminates, the provisions of this section shall apply, but Tenant’s liability for its proportionate share of any taxes for such year shall be subject to a pro-rata adjustment based upon the number of days of such tax year falling within the term. As used in this paragraph, “real estate taxes” shall be deemed to include, without limitation, all federal, state, local, governmental, special district and special service area taxes, charges, assessments, ad valorem taxes, and any other government charges, surcharges and levies, general or special, ordinary or extraordinary, of any kind whatsoever (including interest thereon whenever same shall be payable in installments) that Landlord shall pay or be obligated to pay arising out of the use, occupancy, ownership, leasing, management, repair or replacement of the entire premises of the Landlord in question, any appurtenance thereto, or any property, fixtures or equipment thereon, as well as the taxes and costs listed above. All such monies are to be considered additional rent.

5. When real estate tax statements and insurance statements are issued, Landlord shall provide the Tenant with an accounting of the actual costs, if requested. The Tenant shall pay to the Landlord, its pro-rated share of the above-mentioned costs for the premises in question. Such monies are to be considered additional rent. The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed within this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted and any failure on the part of the Tenant to comply with the terms of said Lease, or any of said rules and regulations now in existence, shall, at the option of the Landlord, be considered a forfeiture of this Business Lease, and shall further be considered a forfeiture of the rights of the Tenant hereunder, and thereupon, the Landlord, his agents or his attorneys, shall have the right to enter said premises, and remove all persons therefrom forcible or otherwise.

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6. PAYMENTS

A. Rent: The Tenant agrees to pay all monthly rental payments by no later than the 1st day of each month.

The Tenant agrees to pay the November rent as set forth below, and such rent shall be as follows:

Basic rent obligation	$4,838.76
Property tax	975.40
Insurance	196.53
Sales tax	348.62
Total	$6,359.62

The Tenant understands and agrees that the property tax pro-rations, the insurance pro-rations, and the sales tax will all change and be adjusted as payments are made by the Landlord on a monthly, quarterly or annual basis. Such monies are to considered additional rent.

B. Electricity and Gas: The Tenant agrees that it will pay all charges for gas, electricity and/or other illumination used on said premises. The Tenant will pay said bills directly to the provider (i.e., Florida Power and Light or any other provider). In the event the Tenant is not now paying said charges directly to the provider, and in the event the Tenant is paying said charges to the Landlord, the parties understand and agree that said payments to the Landlord shall always be considered “additional rent”.

C.	Utilities: the Tenant will pay all separately metered utilities.

D. Taxes: The real estate taxes shall be paid by the Landlord and the Tenant shall reimburse the Landlord for the Tenant’s pro-rated share, as set forth above. The parties understand and agree that said payments to the Landlord shall to be considered “additional rent”.

E. Sales Tax: The Tenant shall pay any sales taxes imposed by the State of Florida, as well as any other similar taxes imposed by any governmental taxing authority on the rental or use of the demised property. The parties understand and

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agree that said payments to the Landlord shall always be considered “additional rent”.

F. Trash Collection: Tenant shall be responsible for the Tenant’s cost of the trash collection of Tenant’s trash.

G. Late Charges: The Landlord and the Tenant agree that the Tenant shall have a three (3) day grace period in which to make a rental payment. The Tenant agrees that the Tenant will pay a late charge of $25.00 per day for each day the Tenant is late with a rental payment beyond the due date as set force above. Such monies are to considered additional rent. For example purposes only, if a rental payment is due on the first day of the month, with the above and foregoing three (3) day grace period, said rental payment would have to be hand-delivered to the Landlord by no later than the fourth day of the month, or if mailed by the Tenant, would have to be received by the Landlord by the fourth day of the month, in order to avoid any late charges. If the payment is mailed to the Landlord, the Tenant understands that the Landlord must receive said payment by the last day of the grace period to avoid late charges and the Tenant shall not be allowed to argue that the envelope was post marked prior to the end of the grace period.

The Late charge will be calculated from the date the payment was due (by the last day of the grace period) until the date that the payment was received, regardless of whether or not the last day of the grace period falls on a Saturday, Sunday or legal holiday.

For example purposes only, if a monthly payment is due on the first day of the month, and because of the three day grace period, the Tenant has until the fourth day of the month to make said rental payment, and if the payment is received by the Landlord on the sixth day of the month, the Tenant would pay and be liable for two (2) days of late charges from the sixth day of the month until the sixth day of the month, or the sum of $50.00. The parties understand and agree that said payments to the Landlord shall always be considered “additional rent”. `

H. Administrative Costs: At the sole discretion of the Landlord, if a rental payment is not forthcoming when it is due and owing, the Landlord may, at its sole discretion, prepare or have prepared for him, a Three Day Notice of Tenant Eviction which the Landlord will either hand-deliver to the Tenant or post upon the premises, in which event the Tenant shall be responsible for an administration cost of $250.00 for the preparation of said Three Day Notice of Tenant Eviction and/or any demand letter that may accompany same, and said administrative cost of $250.00 shall be considered “additional rent”. Any administrative costs set forth

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herein, shall be separate and apart from any legal fees and costs which the Landlord’s attorney might incur, in the event a Tenant Eviction Suit or Suit for Monetary Damages is necessary.

I. Other Expenses: If the Tenant should fail to comply with any term or condition of this Business Lease Agreement, and if the Landlord should incur any costs or expenses to perform the term or condition that was the obligation or responsibility of the Tenant, the parties understand and agree that the Tenant shall immediately re-pay to the Landlord said monies paid by the Landlord because of the Tenant’s breach, and any monies that may be due and owing from the Tenant to the Landlord shall be considered “additional rent”.

7. ASSIGNMENT

The Tenant shall not assign this Lease, nor a portion of it, nor sub-let the premises, or any part thereof, nor permit the same, or any part thereof to be used for any other purpose than as above stipulated, without the consent of the Landlord which shall not be unreasonably withheld. However, in the event the Tenant should decide to “sub-lease” or “sub-let” a part of the premises in question or a portion of the term in question, the Landlord shall have the right to investigate and/or “check out” the new Tenant or the new Sub-Tenant, at the Tenant’s expense or the “Sub-Tenant’s” expense before the Landlord’s consent shall be determined.

8. SECURITY DEPOSIT AND LAST MONTH’S RENT

This will acknowledge that the Tenant has pay to the Landlord, the sum of $5,000.00 as and for the last month’s rent that is anticipated to be for the month of October 2021. The Landlord and the Tenant acknowledge and agree that this amount of $5,000.00, as and for the last month’s rent is an estimate only, since the Landlord and the Tenant do not know at this point in time, what the property taxes will be in 2021 or what the insurance amount will be in 2021, but both the Landlord and the Tenant acknowledge and agree that the sum of $5,000.00 as and for last month’s rent is a fair estimate. The parties understand and agree that said payments to the Landlord shall always be considered “additional rent”.

Furthermore, the Landlord hereby acknowledges that he hold’s a security deposit in the sum of $5,000.00 with regard to this new Business Lease.

Said security deposit is held by the Landlord for the performance by the Tenant of all the terms, covenants and conditions of this Lease upon Tenant’s part

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to be performed. Furthermore, the parties agree that the Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. The security deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages, in the case of a default by Tenant. The security deposit shall be returned to the Tenant within thirty (30) days after the termination of this Business Lease, provided that the Tenant has fully performed its obligations hereunder. Regardless of any permitted assignment of this Lease by Tenant, Landlord may return the security deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the balance thereof, which shall satisfy in full Landlord’s obligation to return the security deposit. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on deposit at all times during the term of this Lease. In the event of a sale or lease of the premises subject to this Lease, Landlord shall transfer the security deposit to the purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit and Tenant shall look solely to the successor Landlord for the return of the security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

9. IMPROVEMENTS, ALTERATIONS AND ADDITIONS

The Tenant shall make no alterations therein, or improvements or additions thereto, without written consent of the Landlord, and all additions or improvements which may be made by Tenant or the Landlord shall remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this Lease. Consent shall not be unreasonably withheld.

All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease, all such leasehold improvements shall be deemed to be part of the premises, shall not be removed by Tenant when it vacates the premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold

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improvements) owned by Tenant and installed in the premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenants shall repair any damage to the premises caused by the removal of said trade fixtures and apparatus and shall restore the premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus.

10. STATUTES

The Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city government where the premises are located and of any and all of their departments applicable to said premises, for the correction, prevention, and abatement of nuisances or other grievances in, upon, or connected with said premises during the terms of the Lease.

11. REASONABLE ACCESS

The Landlord, or any of his agents, shall have the right to enter said premises during reasonable hours, to examine the premises, and to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice “FOR RENT” at any time within ninety (90) days before the expiration of this Business Lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions that do not conform to this Agreement, or to the rules and regulations of the building.

12. MECHANIC’S LIENS

No work performed by Tenant pursuant to this Lease, whether in the nature of construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord, so that no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the premises. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant’s improvements assuring Landlord that no mechanic’s or material man’s liens will be asserted

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against Landlord’s interest in the premises or the property of which the premises are a part. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or it contractors or about the premises. If any mechanic’s or other liens shall at any time be filed against the premises or the property of which the premises are a part by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the premises through or under Tenant, and regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then in addition to any other right or remedy of Landlord, Landlord may bond over or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorneys’ fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the highest legal rate allowed by law, shall be due and payable by Tenant to Landlord as additional rental. Landlord and Tenant agree that Tenant will not have authority to create or suffer any lien for labor or materials on Landlord’s interest in the premises or in the Landlord’s building or buildings, and all contractors, subcontractors, material men, mechanics, laborers and others contracting with Tenant and/or any subtenant of Tenant and/or any other occupants of the premises, for the construction, installation, alteration or repair of any improvements to the premises are hereby charged with notice that they must look only to the Tenant and to the Tenant’s interest in the premises to secure the payment of any charges and/or materials furnished at the premises.

13. OPERATIONS AND MAINTENANCE

The Tenant hereby accepts the premises in the condition they are in at the beginning of this Lease. The Tenant agrees to maintain the premises in the same condition, order and repair, as it was when the Tenant first occupied said premises, at the time the Tenant took possession. The Tenant will make good to said Landlord immediately upon demand, any damage to water apparatus or electric lights or fixtures, appliances or appurtenances of said premises, or of the building, caused by any act or negligence of the Tenant, or of any person or persons in the employment of or under the control of the Tenant, or caused by any act or negligence of any guest of the Tenant. The parties understand and agree that said payments to the Landlord shall always be considered “additional rent”.

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The Tenant, at its own expense, shall at all times keep the paved area and parking areas of the leased premises clean and free of dirt, trash and rubbish. No parking will be permitted on the grass or landscaped areas.

The Tenant shall provide monthly maintenance for the air conditioning system and the Tenant shall pay for any repairs to said system. If a qualified air conditioning repairman reasonably determines that the air conditioning system cannot be economically repaired, then the Landlord may replace the air conditioning unit after the Landlord obtains an opinion from his own qualified air conditioning repairman.

In regard to the use and occupancy of the premises, Tenant will, at its expense: (a) keep the inside and outside of all glass in the doors and windows of the premises clean; (b) keep all exterior store surfaces of the premises clean; (c) replace promptly any cracked or broken glass of the premises with glass of like color, grade and quality; (d) maintain the premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (e) keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the premises until removed; (f) if Landlord has opted to provide trash removal service applicable to the Tenant, to deposit such garbage, trash, rubbish and refuse, on a daily basis, in designated receptacles provided by Landlord (if Landlord has not so opted or if such service is not applicable to Tenant, Tenant shall cause all such garbage, trash, rubbish and refuse to be removed from the premises at its own cost and expense); (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the premises; (h) comply with all laws, ordinances, rules and regulations of governmental authorities and all reasonable recommendations of Landlord’s insurer(s) and other applicable insurance rating organization now or hereafter in effect; (i) keep in the premises and maintain in good working order one or more dry chemical fire extinguishers; (j) comply with and observe all rules and regulations established by Landlord from time to time which apply generally to all Tenants in any buildings owned by the Landlord; (k) conduct its business in all respects in a dignified manner in accordance with high standards of store operation consistent with the quality of operation of businesses in general, as determined by Landlord and provide an appropriate mercantile quality comparable with similar businesses.

14. SIGNS AND ADVERTISING

Tenant shall be allowed to install signs on the building and leased property in accordance with the local building codes, but no signs shall be installed by the

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Tenant without the Landlord’s written consent, which consent shall not be unreasonably withheld.

15. BUILDING DAMAGE

In the event the building outside Tenant’s space is damaged or defaced, Tenant agrees to make repairs within thirty (30) days.

               16. HOMESTEAD

The Tenant hereby waives and renounces for himself and family any and all homestead and exemption rights he may have now, or hereafter, under or by virtue of the constitution and laws of the State of Florida, or of any other State, or of the United States, as against the payment of said rental or any portion hereof, or any other obligation or damage that may accrue under the terms of this Agreement.

17. HAZARDOUS SUBSTANCES

Tenant shall not use or allow the premises to be used for the release, generation, storage, use, treatment, disposal or other handling of any hazardous substance, without the prior consent of Landlord. The term “release” shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response Compensation and Liability Act, 42 USC Section 9601 et seq., as amended, (“CERCLA”). The term “Hazardous Substance” means any substance or material regulated or defined or designated as hazardous or toxic waster, hazardous or toxic material, a hazardous or toxic substance, pollutant, contaminant, petroleum or petroleum products, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations and ordinances may be amended from time to time, as well as oil, fuels, natural gases and synthetic fuels, pesticides, paints and solvents, lead, cyanide, DDT, acids, ammonium compounds and other chemicals, trash, garbage, other solid wastes, and asbestos and asbestos containing material. For the purpose hereof, Hazardous Substance Law shall mean all laws, rules, ordinances or regulations promulgated by any federal, state or local authority pertaining to the generation, storage, use, treatment, disposal or other handling of any Hazardous Substance.

Tenant shall, at its own expense: (a) give prior notice to Landlord of any activity or operation to be conducted by Tenant at the Premises which involves or

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may involve the Release, use, handling, generation, treatment, storage or disposal of any Hazardous Substance (“Tenant’s Hazardous Substance Activity”); (b) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission, or disposal of any Hazardous Substance and promptly, upon the occurrence of any such Tenant’s Hazardous Substances Activity, Tenant shall provide Landlord with (i) complete copies of all such laws, codes, ordinances, regulations, permits and conditions (ii) complete copies of all contracts Tenant enters into to contain and remediate same and otherwise comply with Tenant’s obligations under this Section 17; (c) promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant’s Hazardous Substance Activity in the Premises, and/or Landlord’s Building, or the environment and remediate and pay for any resultant damage to property, persons and/or the environment; (d) give prompt notice to Landlord and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises, and/or Landlord’s Building, or the environment arising from or related to Tenant’s Hazardous Substance Activity, any such notice to include a description of measures taken or proposed to be taken by Tenant to contain and remediate the Release and any resultant damage to property, persons, or the environment, (e) at Landlord’s request from time to time, execute affidavits, representations and the like concerning tenant’s best knowledge and belief regarding the presence of Hazardous Substances in the Premises, (f) reimburse to Landlord, upon demand, the reasonable cost of any testing or other environmental assessment activities for the purpose of ascertaining if there has been any Release by Tenant of Hazardous Substances in the Premises, if such testing is required by any governmental agency or Landlord’s mortgagee, (g) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence or contamination of any Hazardous Substance. Tenant shall, and hereby does, indemnify, defend, protect and hold Landlord (and each of Landlord’s policyholders, trustees, officers, employees, agents, attorneys, successors and assigns), free and harmless from and against any and all claims, liabilities, diminution in property values, penalties, forfeitures, losses, or expenses (including attorneys’ fees) including without limitation water tables and atmosphere) arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under or about the Premises or the Landlord’s Building, of any Hazardous Substances by the Tenant, its officers or employees, or any other individual or entity acting at the direction of or under the control of the Tenant, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about or from the Premises; or (b) tenant’s failure to comply with any present or future Hazardous Substance Law or other environmental law, whether knowingly or

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unknowingly, the standard herein being one of strict liability. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises, the Landlord’s Building, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith and shall survive the expiration or earlier termination of the Term of this Lease. For purposes of this indemnity provision, any acts or omissions of Tenant or by employees, agents, assignees, contractors, or subcontractors of Tenant, or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. The foregoing indemnification shall survive the expiration or earlier termination of this Lease. References to “Premises” in this Section includes, without limitation, substance soils and groundwaters.

Landlord hereby authorizes Florida Precision Aerospace to us any material required for the operation of their business as long as Tenant meets the code requirements of the City, County and State.

18. REPAIRS

A. Repairs to be Made by Landlord: Landlord, at its expense, will make, or cause to be made structural repairs to exterior walls, structural columns, roof penetrations and structural floors which collectively enclose the premises (excluding, however, all doors, door frames, storefronts, windows and glass) provided Tenant shall give Landlord notice of the necessity for such repairs. However, due to the extent such repairs are necessary due to the negligence of the Tenant or any individual or entity acting at the direction of or on behalf of the Tenant, the expense of such repairs shall be solely the responsibility of the Tenant, notwithstanding the provisions of the first sentence of this paragraph 18A. Other than as expressly provided in this paragraph 18A, Landlord shall not be responsible to maintain or make improvements or repairs of any kind in or upon the premises or any portion thereof. Anything herein to the contrary notwithstanding, Tenant agrees that: (a) Landlord shall not be obligated or liable for any failure or delay regarding its repair obligation hereunder unless and until the expiration of a reasonable period of time after receipt of written notice from Tenant that a repair by Landlord is needed; and (b) Tenant, at its expense, will be responsible for repairing all roof areas that may leak as a result of the installation, maintenance, repair, removal and/or replacement of any heating, exhaust, ventilating or air conditioning fixtures, facilities or equipment servicing the premises or any part thereof that Tenant was responsible for effecting; and (c) in no event will Tenant or anyone else acting for or on behalf of Tenant take or fail to take any action that

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may void or otherwise adversely affect any warranties or guarantees in Landlord’s favor. Notwithstanding anything herein to the contrary, any damage to Tenant, its property, leasehold improvement or its business caused by leaks in the roof shall be the sole responsibility of Tenant.

B. Repairs to be Made by Tenant: All repairs to and maintenance of the premises or any installations, equipment or facilities therein, other than those repairs required to be made by Landlord pursuant to paragraph 18A, shall be made by Tenant at its expense. Without limiting the generality of the foregoing, Tenant will keep the interior of the premises, together with all electrical, plumbing and other mechanical installations therein and the heating, ventilating, and air conditioning system in the premises, in good order, condition and repair and in clean, pleasant, sightly, sanitary and safe condition and free from loiterers and will make all replacements from time to time required thereto at its expense. Tenant shall make any and all additions, improvements, alterations and repairs to or on the premises other than those required for exterior walls, structural columns, roof penetrations and structural floors which collectively enclose the premises, as may be required by any lawful authorities or insurers. Landlord may deal directly with any authorities respecting their requirements for additions, improvements, alterations or repairs. Tenant shall perform or cause to be performed all maintenance on the premises in a good and workmanlike manner.

Tenant will surrender the premises at the expiration of the term of the Lease or at such other time as it may vacate the premises, broom clean and in as good condition and repair as when the Tenant first took possession, excepting ordinary wear and tear. Tenant will not overload the electrical wiring serving the premises or within the premises, and will install at its expense, any additional electrical wiring which may be required in connection with Tenant’s apparatus, such wiring and its installation to be in compliance with all applicable laws, codes, ordinances and regulations. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the responsibility of Tenant, shall be paid for by Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against all claims, actions, damages and liability in connection therewith, including but not limited to attorneys’ and other professional fees, and any other costs which Landlord might reasonably incur. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

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19. INTERRUPTIONS OF UTILITY SERVICES

Landlord shall not be liable to Tenant in damages or otherwise if any utility shall become unavailable from any public utility company, public authority or any other person or entity, including Landlord, supplying or distributing such utility, or for any interruption or curtailment in any utility service, including, without limitation, any heating, ventilation, air conditioning or sprinkler, caused by the making of any necessary repairs or improvements or by any cause beyond Landlord’s reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

20. INDEMNITY AND INSURANCE

To the extent not prohibited by law, Tenant agrees to and hereby does indemnify, protect, defend (by counsel acceptable to Landlord) and hold Landlord and Landlord’s employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, lawsuits, and other proceedings, costs, and expenses (including without limitation reasonable attorney’s fees), arising directly or indirectly from or out of, or in anyway connected with loss of life, bodily injury and/or damage to property or the environment arising from or out of the occupancy or use by Tenant of the premises or any part thereof, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, contractors, subcontractors, employees or invitees, caused by, incurred or resulting from Tenant’s operations of or relating in any manner to the premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Tenant or any person thereon, supervision or otherwise, or from a breach of, default under, or failure to perform any term or provision of this Lease by Tenant, its officers, employees, agents or other persons or arising, directly or indirectly, wholly or in part, from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or release of any hazardous substance in, from or to the premises, whether or not Tenant may have acted negligently with respect to such hazardous substances. Tenant’s obligations pursuant to this section shall survive any termination of this Lease with respect to any act, omission or occurrence that took place prior to such termination. Tenant shall maintain a contractual liability endorsement to its public liability policy specifically endorsed to cover the indemnity provision of this section. Landlord shall not be liable for any damage to or loss of Tenant’s personal property, inventory, fixtures or improvements, or for any personal injury, for any cause whatsoever.

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Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the premises or any part of the premises adjacent to or connecting with the premises, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the premises, and to use such other portions of the premises as Tenant is herein given the right to use, at Tenant’s own risk.

The parties agree that the Landlord will obtain a standard fire and extended coverage insurance policy, as well as a standard flood insurance policy. The parties agree that the Tenant will pay its pro-rata share of said insurance that the parties agree is 37.82% of the costs of said policies. The Tenant warrants to the Landlord that no flammable or combustible materials, except for equipment and materials used in the manufacture of signs, will be stored at the premises in question or used in operations by the Tenant. Tenant agrees to pay 100% percent of any increase in the amount of insurance premium over and above the rate for the above said policies that may be caused by the exceptional nature of the Tenant’s usage.

In the event the premises shall be destroyed or so damaged or injured by fire or other casualty during the term of this Agreement, whereby the same shall be rendered untenantable, then the Landlord shall have the right to render said premises tenantable by repairs within ninety (90) days therefrom. If said premises are not rendered tenantable within said time, it shall be optional with either party hereto, to cancel this Lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. Rent is not payable during the period that the premises are untenantable.

While the Landlord will obtain a standard fire and extended coverage insurance policy and flood insurance policy, for the entire premises, of which the Tenant’s premises are a part thereof, the Tenant agrees that it will obtain a public liability insurance policy providing for a minimum of $500,000.00 coverage for any person injured on the premises. A minimum of $250,000.00 coverage for property damage covering the demised premises shall also be obtained by the Tenant, and the Tenant shall also obtain a plate glass insurance policy if there is any plate glass that is a part of the premises. The Landlord shall be named as an additional insured and shall be furnished the original of such insurance policies.

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The above and foregoing policy or policies to be obtained by the Tenant shall, at all times, be subject to Landlord’s approval and any such insurance company or insurance companies shall be licensed to do business in the State where the premises are located.

The above and foregoing policies to be obtained by the Tenant shall also contain a provision by which the insurer agrees that such policy or policies shall not be cancelled, materially changed or not renewed without at least thirty (30) days advance notice to Manager, 1242 N.W. 102nd Way, Coral Springs, Florida 33071, attention: Stan Baumwald, or to such other party or address as may be designated by Landlord or its designee. Tenant shall deliver to Landlord a copy of each such policy or a certificate thereof, including a declaration page, evidencing the insurance coverage required hereunder which policy or certificate shall be in form and content satisfactory to Landlord. If Tenant shall fail to perform any of its obligations with regard to obtaining insurance pursuant to this paragraph 20, Landlord may perform the same and the cost of same shall be deemed additional rent and shall be payable upon Landlord’s demand. Landlord shall have the right during the term of this Lease to periodically review the insurance coverage required hereunder and to require an adjustment of such coverage to reflect then-existing market conditions.

Tenant will pay Landlord on a monthly basis, a proportionate share of Landlord’s cost of maintaining all insurance with respect to Landlord’s building including, without limitation, the above and foregoing standard fire and extended coverage insurance, all risk property (including rental income) and liability insurance and rent insurance. Such insurance may be carried at the discretion of Landlord in such amounts and companies, as Landlord shall determine. Such monies are to be considered additional rent.

21. PERCENTAGE OF ENTIRE PREMISES

The Landlord and the Tenant hereby agree that the Tenant’s premises that the Tenant is leasing from the Landlord is 37.82% of the entire premises owned by Landlord, and as a result, the Tenant will be liable for 37.82% of the entire real estate tax bill; 37.82% of all insurance policies obtained by the Landlord as set forth in this Lease; and 37.82% of any other common area maintenance expenses that the Landlord is entitled to ask the Tenant for, pursuant to the terms of this Lease.

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22. DAMAGE AND DESTRUCTION

If the premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to as a “casualty”), but the premises shall not be thereby rendered wholly or partially untenantable, then, subject to the provisions of this paragraph 22, Landlord shall promptly cause such damage to be repaired to the same condition as when possession was delivered and there shall be no abatement of rent. If, as the result of casualty, the premises shall be rented wholly or partially untenantable, then, subject to the provisions of this paragraph 22, Landlord shall cause such damage to be repaired to the same condition as when possession was delivered and all rent (other than any additional rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder) shall be abated proportionately as to the portion of the premises rendered untenantable during the period of such untenantability. All such repairs shall be made at the expense of Landlord (unless said damages are the result of the intentional acts or negligence on the part of the Tenant or its employees or invitees); provided, however, that Landlord shall not be liable for interruption to Tenant’s business or for damage to or replacement or repair of Tenant’s personal property or to any leasehold improvements installed in the premises by or on behalf of Tenant, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

If the premises are rendered wholly untenantable, or damaged as a result of any cause which is not covered by Landlord’s insurance or damaged or destroyed in whole or in part or if Landlord’s building is damaged to the extent of 50% or more of Landlord’s floor area, then, in any of such event, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and rental (other than any additional rental due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

If Landlord’s building shall be so substantially damaged that it is reasonably necessary, in Landlord’s sole judgment, to demolish same for the purpose of reconstruction, Landlord may demolish the same, in which event the rent shall be abated to the same extent as if the premises were rendered untenantable by a casualty.

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If Landlord does not elect to terminate this Lease pursuant to this paragraph 22, Landlord shall, subject to the prior rights of any mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of Landlord’s building in accordance with this paragraph 22. All insurance proceeds paid by Landlord’s insurer shall belong to and shall be payable to Landlord.

23. DEFAULT

The occurrence of any of the following shall constitute an event of default hereunder:

(a) The filing of a Petition by or against Tenant for adjudication as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Tenant’s property; an assignment by Tenant for the benefit of creditors; or the taking possession of the property of Tenant by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, or a filing by Tenant for reorganization under Chapter XI of the Bankruptcy Act.

(b) Failure of Tenant to pay when due, any installment of rent or additional rent hereunder or any other sum herein required to be paid by Tenant.

(c) Vacation or desertion of the demised premises or permitting the same to be empty and unoccupied.

(d) Tenant’s removal or attempt to remove, or manifesting an intention to remove Tenant’s goods or property from or out of the demised premises otherwise than in the ordinary or usual course of business without having first paid and satisfied Landlord for all rent which may become due during the entire term of this Lease.

(e) Tenant’s failure to perform any other covenant or condition of the Lease after seven (7) days written notice to the Tenant to cure.

Rights of Landlord Upon Default by Tenant

If the Tenant is in default as set forth above, then the Landlord, in addition to all of the rights and remedies granted under the laws of the State of Florida, shall have any or all of the following rights:

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(i) To re-enter and remove all persons and property from the demised premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

(ii) Terminate the Lease and elect to declare the entire rent for the balance of the term due and payable forthwith. In addition thereto, there shall be due and payable for each remaining year of the term of this Lease, and pro-rata for any part of the year, the additional rents due and owing from the Tenant, as set forth in this Lease, with regard to the Tenant’s pro-rata portion of real estate taxes and the Tenant’s pro-rata share of insurance, as well as any other additional rent that the Tenant may be liable for.

(iii) Terminate the Lease and re-let the premises for the account of Landlord or within the sole discretion of Landlord, the premises may be re-let for the account of the Tenant.

In the event a lawsuit is filed by the Landlord relating to the enforcement of this Lease or with regard to the default by the Tenant, of this Lease, the Tenant shall be liable to the Landlord for any and all legal fees and costs incurred by the Landlord.

24. CANCELLATION

If the Tenant shall become insolvent or if bankruptcy proceedings shall be begun by or against the Tenant, before the end of said term, the Landlord is hereby authorized at its option, to forthwith cancel this Lease as for a default. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Landlord’s rights as contained in the Contract, but no receiver, trustee, or other officer shall ever have the right, title or interest in or to the above described property by virtue of this Contract.

25. NOISE

There shall be no noise of a sufficient level that would prevent adjacent tenants or other tenants in the Landlord’s building, from the normal operation and/or enjoyment of their businesses.

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26. NOTICES

Any notice, request, demand, approval or consent given or required to be given under this Lease, except for Three (3) Day Notices of Tenant Eviction which shall be delivered or served pursuant to Florida Statute, shall be in writing, and shall be deemed given if forwarded either by certified mail, return receipt requested, or by overnight courier service. In the event transmittal is made by certified mail, notice shall be deemed given three business days after such notice was deposited with the U.S. Postal Service. In the event transmittal is made by overnight courier service, notice shall be deemed given the following business day after such notice was deposited with the overnight courier service. For the purposes set forth herein, notices shall be addressed as follows:

LANDLORD:	Baumwald Holdings, Manager 1242 N.W. 102nd Way Coral Springs, Florida 33071

TENANT:	John DiBella, Tenant 821 N.W. 57th Place Ft. Lauderdale, Florida 33009

The designated place of notice set forth herein may be changed from time to time by the parties hereto by written notice of such change.

27. INSPECTIONS AND ACCESS BY LANDLORD

Landlord, its agents, employees and contractors shall have the right to enter all parts of the premises during Tenant’s business hours to inspect the same and to enforce or carry out any provision of this Lease, including, without limitation any access necessary for the making of any repairs which are Landlord’s obligation hereunder; provided, however, that, in the event of an emergency, Landlord may enter the premises for such purposes at any time.

28. SUCCESSORS AND ASSIGNS

This Lease and the covenants and conditions herein contained shall enure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns and shall enure to the benefit of Tenant and only such assigns and sub-tenants of tenant to whom the assignment of this Lease or the subletting of the premises by Tenant has been consented to by

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Landlord as provided in this Lease. Upon any sale or other transfer by Landlord of its interest in the premises and in this Lease, and the assumption by Landlord’s transferee of the obligations of Landlord hereunder, Landlord shall be relieved of any obligations under this Lease accruing thereafter.

29. CAPTIONS AND HEADINGS

Any articles or section captions or headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

30. JOINT AND SEVERAL LIABILITY

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, or guarantor, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several and all notices, payments and agreements given or made by, with or to anyone of such individuals, corporations, partnerships, or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

31. TIME IS OF THE ESSENCE

It is understood and agreed between the parties hereto that time is of the essence of all the terms, covenants and conditions of this Lease.

32. SEVERABILITY

If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

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33. LIMITATION ON RIGHT OF RECOVERY AGAINST LANDLORD

Tenant acknowledges and agrees that the liability of the Landlord under this Lease shall be limited to the Landlord’s interest in the building or premises in question and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of the Landlord’s interest in said building and/or premises. No personal judgment shall lie against Landlord upon extinguishments of the Landlord’s rights in the premises or building and any judgment so rendered shall not give rise to any right of execution or levy against Landlord’s assets. The provisions hereof shall enure to Landlord’s successors and assigns including any mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief for specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord’s consent or approval, Tenant’s sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claim for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

34. NO DISCLOSURE

Tenant agrees not to disclose (by itself or through a third party) any of the terms and conditions of this Lease to other present or future Tenants or perspective Tenants of the premises or building that is owned by the Landlord, or to their respective representatives, nor to anyone else, excepting a permitted assignee or subtenant of Tenant and accountants, attorneys and other professionals who require knowledge thereof in furtherance of Tenant’s interests.

35. REPRESENTATIONS AND WARRANTIES OF TENANT

The Tenant by its execution hereof, represents and warrants to the Landlord and its successors and assigns that as of the date hereof, the Tenant is a corporation

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duly established and validly existing under the laws of the State of Florida, and that the individual signing this Lease on behalf of the Tenant has been duly authorized to do so, and thereby, said individual signing this Lease is therefore authorized to bind the Tenant. The Tenant further represents and warrants to the Landlord that there is no law, contractual obligation or other factor binding upon the Tenant which would prohibit the Tenant from entering into this Lease and/or performing each and every of its obligations hereunder and no breach or default of any other agreement to which Tenant is a party and no violation of any applicable law, will result from the authorization, execution, delivery and performance of the Lease and the documents provided herein, by the Tenant.

The Tenant represents and warrants to the Landlord that the Tenant has obtained all required licenses and permits necessary to operate its business within the subject demised premises.

36. FLORIDA SALES TAX

All rent, additional rent and other sums due to be paid by Tenant to Landlord hereunder shall be accompanied by payment of sale and other tax thereon to the extent then required by Florida law. Such monies are to be considered additional rent.

37. RADON GAS

Pursuant to Florida law (enacted effective as of January 1, 1989), Landlord hereby makes the following disclosure to Tenant: “Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit”.

38. SUBORDINATION

The Landlord has the option to subordinate this Lease to any and all mortgages or deeds of trust now or hereafter placed on the property of which the demised premises are a part. The Tenant agrees to execute any instruments reasonably required by any mortgagee to subordinate this Lease to the mortgage and if Tenant fails to execute such subordination, then Landlord is hereby appointed attorney-in-fact with full power and authority to execute such subordination on behalf of the Tenant.

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39. WAIVER OF JURY TRIAL AND OTHER RIGHTS

To the extent permitted by applicable law, Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counter-claim (except for those involving bodily injury or property damage) arising out of this Lease or Tenant’s occupancy of or right to occupy the premises. This Waiver is made freely and voluntarily, without duress and only after each of the parties hereto has had the benefit of advice from legal counsel on this subject.

Tenant further agrees that in the event Landlord commences any summary proceeding for non-payment of rent or possession of the premises, Tenant will not interpose and hereby waives all right to interpose any counter-claim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other Court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding. IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed under seal, on the day and year first written above.

40. SURRENDER AT END OF TERM

Surrender at End of Term: Tenant shall quit and surrender the Premises at the expiration or earlier termination of the Term in as good order and condition as at the commencement of the Term, (wear and tear caused by ordinary reasonable use excepted), together with any and all installations, alterations, additions, and improvements made by or on behalf of tenant except that Tenant’s trade fixtures shall remain Tenant’s property.  However, in removing the Tenant’s trade fixtures, should damage result, the Tenant understands and agrees that it will be the Tenant’s sole obligation, at the Tenant’s sole cost and expense to repair said damages.  However, nothing in this provision shall eliminate tenant's obligation to request and to receive from Landlord its written consent before making any installations, alterations, additions, modifications or improvements to the premises.

41. HOLDOVER

Any holding over after the expiration of the term will be granted only with the express written consent of the Landlord. If the Tenant should remain on the premises after the expiration of the term without the express written consent of the Landlord, the Tenant hereby agrees and understands that the Landlord shall have the right to receive rent, including “Base Rent” and “Additional Rent” as well as sales tax, which shall be double the amount that was paid by the Tenant for the last full month prior to the expiration of the term. All other terms and conditions specified in this Business Lease, so far as applicable, will remain in effect during any holdover tenancy period.

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42. OPTION TO RENEW

Provided that the Tenant is not in default under this Lease during the “option renewal notification period” described below, and that the Tenant has not been in default in excess of one (1) time (whether a monetary default or non-monetary default) anytime during Tenant’s possession of the subject premises, the Tenant shall have the option to renew this Lease and extend the term of this Lease for one (1) term of three years shall provide written notice to the Landlord, by certified mail/return receipt requested, at least three (3) but not more than four (4) months, prior to the then current expiration date. Failure of the Tenant to provide such written notice shall preclude the exercise of the then applicable renewal option and any subsequent renewal options, if applicable. Tenant agrees that Tenant’s exercise of this option to extend the term shall not impose any additional requirements or obligations upon the Landlord, the premises being leased upon renewal “As Is” except for the rent which shall be adjusted for each year of the renewal term. If the option to renew is properly exercised by the Tenant, the annual increase in the “Base Rent” shall be increased annually by an amount equal to 3% of the previously paid Base Rent without regard to rental concessions, credits or abatements, if any.

43. OPTION TO CANCEL BY TENANT

1. the Tenant shall have the option to cancel this lease by certified mail/return receipt requested, with three months(3) prior notice.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be signed under seal, on the day and year first written above.

Tenant:

/s/ John DiBella	12/14/18
Florida Precision Aerospace	Date
John DiBella,
President

Landlord:

/s/ Stanley Baumwald	12/14/18
Stanley Baumwald, Trustee	Date

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